UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB#117 2801 Centerville Road 1st Floor Wilmington, DE	19808-1609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-ELIEMTX (354-3689)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, Eliem Therapeutics, Inc. (the “Company” or “Eliem”) entered into (i) an Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024 (the “Acquisition Agreement”), by and among the Company, Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), Tenet Medicines, Inc., a Delaware corporation (“Tenet”), and, solely in his capacity as Tenet equityholder representative, Stephen Thomas, providing for the acquisition of Tenet by the Company through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of the Company (the “Acquisition”), (ii) a securities purchase agreement, dated as of April 10, 2024 (the “Securities Purchase Agreement”), by and among the Company and several accredited institutional investors (the “PIPE Investors”) pursuant to which the Company agreed to issue and sell to the PIPE Investors in a private placement an aggregate of 31,238,282 shares (the “PIPE Shares”) of the Company’s common stock (the “Private Placement”), and (iii) a registration rights agreement with the PIPE Investors, pursuant to which the Company agreed to register for resale the PIPE Shares.

On June 27, 2024, the Company completed its acquisition of Tenet in accordance with the terms of the Acquisition Agreement, and the Private Placement closed immediately following the closing of the Acquisition.

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Acquisition, the following agreements of Tenet effectively became agreements of the Company.

Acelyrin Asset Purchase Agreement

On January 11, 2024, Tenet entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Acelyrin, Inc. (“Acelyrin”) and WH2, LLC providing for the acquisition of certain assets of Acelyrin related to TNT119 (the “Transferred Assets”), including certain assigned contracts. Under these assigned contracts, Tenet (i) received worldwide licenses (with the right to sublicense) to certain patents, know-how and other intellectual property rights to develop, manufacture, use and commercialize TNT119 (budoprutug) for any non-oncology indication, and (ii) assumed certain liabilities of Acelyrin arising from (1) governmental authority action or notification relating to TNT119, (2) contracts assigned to Tenet pursuant to the Asset Purchase Agreement and (3) Tenet’s ownership, lease or operation of the Transferred Assets.

In addition, Tenet inherited the rights and obligations, including financial obligations, under the CRH Agreement (as defined below) and the ProBioGen Agreement (as defined below). In consideration for the license and other rights Tenet received under the Asset Purchase Agreement, Tenet is obligated to (i) make total payments of up to $157.5 million to Acelyrin upon the achievement of various development, regulatory and commercial milestones, (ii) pay royalties in the single-digit percentages, subject to specified reductions, to Acelyrin on worldwide net sales in a given calendar year, and (iii) make non-refundable and non-creditable payments to Acelyrin on sublicense income with rates ranging from the low single digit to mid teen percent depending on the stage of development of the most advanced Products (as defined below) at the time of such sublicense. The royalty term continues for each licensed product incorporating or comprising TNT119 (a “Product”) on a country-by-country and Product-by-Product basis beginning on the first commercial sale of such Product and ending on the latest of (a) the date when such Product is no longer covered by a valid claim of a royalty-bearing patent in such country, (b) the expiration of any regulatory exclusivity period for such Product in such country, and (c) the twelfth anniversary of the first commercial sale of such Product in such country.

Tenet is obligated to use commercially reasonable efforts to commercialize at least one Product in the United States and to achieve specified development, regulatory and commercial milestones set forth in the Asset Purchase Agreement. If Acelyrin asserts that Tenet has failed to meet one or more of these diligence obligations within specified time periods, and such failure is finally determined through a dispute resolution process, Acelyrin shall have the right to repurchase the Transferred Assets at the then-fair market value of such Transferred Assets, as Acelyrin’s sole and exclusive remedy for such breach.

If, within a specified period, Tenet receives a bona fide offer or proposal from a third party to sell, transfer or otherwise divest all or substantially all of the rights to the Transferred Assets or Products, or grant an exclusive license or exclusive sublicense to such third party to develop and commercialize Products under specified terms, then prior to entering into any discussions or negotiations with any third party in relation to such a transaction, Tenet shall provide written notice to Acelyrin of such intent or receipt of proposal. Acelyrin shall have the right to negotiate with Tenet the terms for a definitive agreement with respect to such sale, transfer or grant of the rights to Products for a specified period of time. If Acelyrin does not exercise its right to negotiate or the parties are unable to agree on the terms of a definitive agreement, Tenet shall have the right to negotiate or enter into an agreement with a third party with respect to such transaction, subject to specified conditions.

For a specified period after the Asset Purchase Agreement closing date, Tenet shall not solicit, induce, or attempt to induce any employees of Acelyrin to become employees or independent contractors of Tenet. If Tenet does hire or engage an employee of Acelyrin during such period, Tenet is obligated to make a certain payment to Acelyrin.

Tenet may not sell, assign or transfer all or substantially all of the rights to develop or commercialize a Product unless, as a condition to such sale, assignment or transfer, the purchaser, assignee or transferee (as applicable) assumes in writing all obligations of Tenet as set forth in the Asset Purchase Agreement with respect to the applicable Products.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

CRH Agreement

In connection with the Asset Purchase Agreement, in January 2024 Tenet was assigned a license agreement with Cancer Research Technology Limited (“CRH”) and, in connection with such assignment, Tenet entered into an amended and restated license agreement with CRH (the “CRH Agreement”). The CRH Agreement granted Tenet a worldwide exclusive license (other than specified patent rights and materials, which are licensed to Tenet on a non-exclusive basis) under certain know-how, patents and materials, or the licensed rights, to research, develop, test, manufacture or sell certain licensed products related to TNT119, for all therapeutic uses except for oncology indications. Tenet is permitted to grant a sublicense under these licenses with CRH’s prior written consent. CRH retains, on behalf of itself and the charitable company Cancer Research U.K., a worldwide, fully paid-up, perpetual and irrevocable right in the licensed rights and in certain intellectual property owned or controlled by Tenet that is necessary to exploit the licensed products and used, conceived or generated in the course of exercising the license or exploiting any licensed product, or product-specific foreground intellectual property, for the purpose of non-commercial, non-clinical scientific research.

Tenet is obligated to use commercially reasonable efforts to perform all activities set forth in a mutually agreed-upon development plan within the timelines set forth therein. Tenet is also obligated to develop at least one licensed product in an autoimmune indication and to pursue worldwide regulatory authorization for licensed products. Tenet must use commercially reasonable efforts to commercialize each licensed product throughout each of the specified major markets as soon as practicable following receipt of regulatory authorization for such product in such market. Additionally, Tenet must make the licensed product available through the United Kingdom and negotiate with relevant regulatory authorities to make each licensed product available through the National Health Service in England and Wales within a specified time of the licensed product being made available elsewhere in the territory. If Tenet fails to meet one or more of these diligence obligations, and such failure is not remedied within the specified cure period, CRH shall have the right to terminate the CRH Agreement with respect to the relevant licensed product.

Tenet is obligated to pay CRH a mid-five figure digit fee on each anniversary of the effective date. Tenet is obligated pay up to an aggregate of £106.8 million ($136.1 million) upon the achievement of specified development, regulatory, commercial and sales milestone events, including: (i) payments of up to mid-six figure digits in pounds sterling for certain development milestones, (ii) payments of up to low-eight figures in pounds sterling per indication (for up to three indications) for certain regulatory and commercial milestones and (iii) payments up to mid-eight figures in pounds sterling for certain sales milestones. Tenet is also obligated to pay tiered royalties ranging from a rate in the mid-single digit to high-single digit percentage on net sales. The royalty term continues for each licensed product on a country-by-country basis beginning on the first commercial sale of such licensed product and ending on the latest of (a) the date when such licensed product is no longer covered by a valid claim of a licensed patent in such country, (b) the expiration of the exclusivity period for such licensed product in such country, and (c) the tenth anniversary of the first commercial sale of such licensed product in such country. Tenet is also responsible for a sublicensing revenue payment ranging from a rate in the mid-single digit to mid-double digits for any sublicense revenue.

The agreement shall remain in effect in each country in the territory until the expiry of Tenet’s obligation to pay royalties in such country. Either party may terminate this agreement if the other party is in material breach that has not been remedied within the specified cure period or if the other party becomes insolvent. CRH also has the right to terminate the agreement if Tenet or one of Tenet’s sublicensees or affiliates challenges a licensed patent, or if Tenet is acquired by a tobacco company.

The foregoing description of the CRH Agreement does not purport to be complete and is qualified in its entirety by the full text of the CRH Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

ProBioGen Agreement

Under the Asset Purchase Agreement, Tenet was assigned a cell line development, manufacturing services and license agreement (the “ProBioGen Agreement”) originally entered into by ValenzaBio, Inc. and ProBioGen AG (“ProBioGen”) in February 2021.

The ProBioGen Agreement granted Tenet a non-exclusive license under certain know-how, patents and materials, to use cell lines in which ProBioGen’s proprietary technology is applied, to research, develop, manufacture, use, sell, offer to sell, import or export TNT119. This license includes a non-exclusive sublicense by ProBioGen of certain third party patent rights, limited to the use of TNT119.

Tenet is obligated to (i) make payments of up to €10.0 million ($10.9 million) upon the achievement of certain development, manufacturing and commercial milestones, including the start of a Phase 2 clinical trial for TNT119, and (ii) make milestone payments of up to €7.0 million ($7.7 million) upon the achievement of certain sales milestones. If Tenet elects to contract ProBioGen to perform certain manufacturing services for TNT119, the milestone payments would be reduced by €0.9 million ($1.1 million).

The ProBioGen Agreement will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the commercial license component. Both parties have the right to terminate the ProBioGen Agreement if the other party becomes insolvent, or materially breaches the ProBioGen Agreement and fails to remedy such default within the specified cure period.

The foregoing description of the ProBioGen Agreement does not purport to be complete and is qualified in its entirety by the full text of the ProBioGen Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 10, 2024, the Company, Transitory Subsidiary, Tenet and Stephen Thomas, acting solely in his capacity as Tenet equityholder representative, entered into the Acquisition Agreement. On June 27, 2024, the Company completed its acquisition of Tenet in accordance with the terms of the Acquisition Agreement.

At the closing of the Acquisition, the Company issued an aggregate of 5,560,047 shares of its common stock, par value $0.0001 per share (the “Common Stock”) to Tenet equityholders (the “Aggregate Consideration”).

The material terms and conditions of the Acquisition Agreement were described in Item 1.01 of the Current Report on Form 8-K filed by the Company on April 11, 2024 (the “Prior Report”) under the heading “Acquisition Agreement,” which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which was filed as Exhibit 2.1 to the Prior Report.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Acquisition Agreement, the Company issued 5,560,047 shares of Common Stock to the former Tenet equityholders in accordance with the terms and conditions set forth in the Acquisition Agreement. The nature of the transaction and the nature and amount of consideration received by Tenet’s equityholders are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

On April 10, 2024, the Company entered into the Securities Purchase Agreement with the PIPE Investors, pursuant to which, on June 27, 2024, the Company issued the PIPE Shares. The Private Placement closed immediately following the closing of the Acquisition on June 27, 2024. The Company received aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting estimated offering expenses payable by the Company.

The issuance of the Aggregate Consideration in the Acquisition and the offering and sale of PIPE Shares in the Private Placement were made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Aggregate Consideration issued in the Acquisition and the PIPE Shares issued and sold in the Private Placement were not registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance of the Aggregate Consideration in the Acquisition and the issuance and sale of the PIPE Shares did not involve a public offering and were made without general solicitation or general advertising. The Tenet equityholders and the PIPE Investors have represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

The foregoing description of the Securities Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which was filed as Exhibit 10.4 to the Prior Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 12, 2024, the Company’s Board of Directors (the “Board”) appointed Aoife Brennan, M.B., Ch.B., as President and Chief Executive Officer of the Company, effective upon the closing of the Acquisition (the “Effective Date”). In addition, Dr. Brennan was elected as a director to serve on the Board from the Effective Date until the Company’s 2027 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal.

In addition, as previously disclosed, on June 12, 2024, the Board elected Stephen Thomas, Ph.D., the then-Chief Executive Officer of Tenet, to serve as a director on the Board, subject to and contingent and effective upon the closing of the Acquisition, from the Effective Date until the Company’s 2025 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Thomas will also serve as a consultant to the Company, subject to and contingent and effective upon the closing of the Acquisition. On the Effective Date, Dr. Thomas entered into a consulting agreement with the Company, pursuant to which Dr. Thomas will be paid a fixed consulting fee equal to $10,000 per month, as well as a transaction bonus in the amount of $150,000.

Additionally, as of the Effective Date, the Board granted to Dr. Thomas 200,750 restricted stock units (“RSUs”), pursuant to the Company’s 2021 Equity Incentive Plan. Of the RSUs granted to Dr. Thomas, 100,375 will vest, subject to continued service, with 50% of such RSUs vesting on January 1, 2025, 25% of such RSUs vesting on March 27, 2025 and the remaining 25% of such RSUs vesting on June 27, 2025. The remaining 100,375 RSUs will vest subject to the satisfaction of performance conditions, including the achievement of specified operational milestones on or before September 30, 2025.

Dr. Thomas will also be entitled to receive annual cash retainers for his service as a director, plus additional cash compensation for any committee service, and future annual equity grants in accordance with the Company’s non-employee director compensation program.

Item 7.01.	Regulation FD Disclosure.

On June 27, 2024, the Company issued a press release announcing, among other things, the closing of the Acquisition and the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

The Company is filing as Exhibit 99.2 and Exhibit 99.3 hereto a description of the acquired Tenet business and certain risk factors related to the acquired Tenet business that are relevant to the Company after giving effect to the Acquisition, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited balance sheet of Tenet as of December 31, 2023 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the period from November 8, 2023 (inception) to December 31, 2023, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

The unaudited interim condensed balance sheet of Tenet as of March 31, 2024, and the related condensed statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the three months ended March 31, 2024, are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company and Tenet for the year ended December 31, 2023 and as of and for the three months ended March 31, 2024 are attached hereto as Exhibit 99.6 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of January 11, 2024, by and between Tenet Medicines, Inc., Acelyrin, Inc. and WH2, LLC

10.2*	Amended and Restated License Agreement, dated as of January 11, 2024, by and between Tenet Medicines, Inc. and Cancer Research Technology Limited

10.3*	Cell Line Development, Manufacturing Services and License Agreement, effective as of February 9, 2021, by and between ValenzaBio, Inc. and ProBioGen, Inc.

23.1	Consent of Deloitte & Touche LLP

99.1	Press Release, dated June 27, 2024

99.2	Description of the Acquired Tenet Business

99.3	Risk Factors Related to the Acquired Tenet Business and the Company Post-Closing

99.4	Audited balance sheet of Tenet as of December 31, 2023 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the period from November 8, 2023 (inception) to December 31, 2023

99.5	Unaudited interim condensed balance sheet of Tenet as of March 31, 2024, and the related condensed statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the three months ended March 31, 2024

99.6	Unaudited pro forma condensed combined financial statements of the Company and Tenet for the year ended December 31, 2023 and as of and for the three months ended March 31, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Eliem following the consummation of the acquisition of Tenet by Eliem; the anticipated benefits of the acquisition; the strategy, anticipated milestones and key inflection points of the combined company; the anticipated use of proceeds of the private placement; the anticipated cash runway of the combined company; expectations regarding TNT119’s therapeutic benefits, clinical potential and clinical development, and anticipated timelines for initiating clinical trials of TNT119, including initiating Phase 2 clinical trials for the treatment of SLE and ITP in the second half of 2024; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Eliem may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of Eliem to timely and successfully achieve or recognize the anticipated benefits of the acquisition; the outcome of any legal proceedings that are instituted against Eliem or Tenet relating to the acquisition and related transactions; costs related to the acquisition, including unexpected costs, charges or expenses resulting from the acquisition; changes in applicable laws or regulation; the possibility that the combined company may be adversely affected by other economic, business and/or competitive factors; competitive responses to the transactions; Eliem’s ability to advance TNT119 and/or its other product candidates on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in early-stage clinical trials of TNT119; competing successfully with other companies that are seeking to develop treatments for systemic lupus erythematosus, immune thrombocytopenia, membranous nephropathy and other autoimmune driven inflammatory diseases; maintaining or protecting intellectual property rights related to TNT119 and/or its other product candidates; managing expenses; raising the substantial additional capital needed, on the timeline necessary, to continue development of TNT119 and other product candidates Eliem may develop; and achieving Eliem’s other business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eliem’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Eliem’s most recent filings with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent Eliem’s views as of the date hereof and should not be relied upon as representing Eliem’s views as of any date subsequent to the date hereof. Eliem anticipates that subsequent events and developments will cause Eliem’s views to change. However, while Eliem may elect to update these forward-looking statements at some point in the future, Eliem specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: June 27, 2024	By:	/s/ Andrew Levin
Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors